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EXHIBIT 99.1
                            STANDARD FINANCIAL, INC.
                                            , 1997
                     PROXY SOLICITED BY BOARD OF DIRECTORS

    The undersigned hereby appoints David H. Mackiewich and Leonard A. Metheny, Sr., or either of them, as proxies with full power of substitution, to vote all shares of stock of Standard Financial, Inc. held of record in the name of the
undersigned at the close of business on             , 1997 at a Special Meeting
of Stockholders to be held on             , 1997, or at any adjournments
thereof, hereby revoking all former proxies, on the items set forth on the reverse side hereof, as described in the accompanying Proxy Statement/Prospectus and upon such other business as may properly come before the Special Meeting including any matters which the Board of Directors did not know, a reasonable time before mailing this solicitation, would be presented at the Special Meeting; and matters incident to the conduct of the Special Meeting.

    Please mark your votes like this.  /X/

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1. A proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of March 16, 1997, and as amended, between Standard Financial, Inc. and TCF Financial Corporation and each of the transactions contemplated thereby.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. Any proposal to adjourn the Special Meeting to a later date to permit further solicitation of proxies if an insufficient number of shares is present in person or by proxy at the Special Meeting to approve and adopt the Reorganization Agreement and the transactions contemplated thereby.
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            / /  FOR            / /  AGAINST            / /  ABSTAIN
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    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED,
THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF MARCH 16, 1997, AND AS AMENDED, BY AND BETWEEN STANDARD FINANCIAL, INC. AND TCF FINANCIAL CORPORATION. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS IN THEIR BEST JUDGMENT. AT PRESENT, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
                                              Date _____________________________
                                              __________________________________
                                              __________________________________
                                                         Signature(s)

                                              NOTE:  Please sign name exactly as
                                                     it appears on this proxy
                                                     card. When signing as
                                                     attorney, executor,
                                                     administrator, trustee or
                                                     guardian, please give full
                                                     title as such.